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                                                                   EXHIBIT 10.52

                    STOCK PURCHASE AND RESTRICTION AGREEMENT
                    ----------------------------------------

     STOCK PURCHASE AND RESTRICTION AGREEMENT by and between Alpha-Beta Technology, Inc. (the "Company") and Joseph M. Grimm (the "Officer"), dated as of May 19, 1998.

     WHEREAS, the Officer is the Vice President, Finance and Chief Financial Officer of the Company; and

     WHEREAS, pursuant to the Company's 1997 Stock Option and Grant Plan (the "Plan"), the Company desires to issue and sell, and the Officer desires to purchase, 30,000 shares of the Company's common stock, par value $.01 per share, at a purchase price of $.01 per share, subject to the terms and conditions set forth herein and in the Plan.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

     Section 1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following respective meanings:

                (a) "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                (b) "COMMON STOCK" shall mean the Company's common stock, par value $.01 per share.

                (c) "DISABILITY" shall mean the physical or mental illness or disability of the Officer such that, in the good faith judgment of a reputable physician, he shall be unable to perform his duties as an officer of the Company and such inability may reasonably be expected to be permanent.

                (d) "NON-VESTED SHARES" shall mean all the Shares that are not Vested Shares.

                (e) "PERMITTED TRANSFEREES" shall mean the Officer's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren or grandchildren or a trust for their sole benefit.

                (f) "SHARES" shall mean the 30,000 shares of Common Stock being purchased by the Officer pursuant to the terms of this Agreement.



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                (g) "TERMINATION EVENT" shall mean the termination of the
Officer as a full-time employee of the Company, whether by reason of retirement, discharge or any other reason, voluntary or involuntary, PROVIDED, HOWEVER, that the death or Disability of the Officer shall not be a Termination Event.

                (h) "VESTED SHARES" shall mean all Shares which have been vested in accordance with the following vesting schedule, provided that the Officer remains a full-time employee of the Company as of each respective Vesting Date:


                                Number of Shares          Cumulative Number of
       Vesting Date             Becoming Vested              Shares Vested
       ------------             ---------------              -------------
     January 12, 1999               10,000                      10,000

     April 12, 1999                  2,500                      12,500

     July 12, 1999                   2,500                      15,000

     October 12, 1999                2,500                      17,500

     January 12, 2000                2,500                      20,000

     April 12, 2000                  2,500                      22,500

     July 12, 2000                   2,500                      25,000

     October 12, 2000                2,500                      27,500

     January 12, 2001                2,500                      30,000


     Notwithstanding anything contained herein to the contrary, all of the Shares issued to the Officer shall vest upon the occurrence of any one of the following events if the Officer is a full-time employee of the Company on the day prior to the date of such event: (i) a merger or consolidation in which the Company is not the surviving entity; (ii) the sale of substantially all of the Company's assets to another entity; (iii) a dissolution of the Company; or (iv) the death or Disability of the Officer.

     Section 2. PURCHASE AND SALE OF SHARES; INVESTMENT REPRESENTATIONS.

                (a) PURCHASE AND SALE. Pursuant to the terms hereof, the Company hereby sells to the Officer, and the Officer hereby purchases from the Company, 30,000 Shares at a purchase price of $.01 per Share.


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                (b) INVESTMENT REPRESENTATIONS. In connection with the purchase and sale of the Shares contemplated by Section 2(a) above, the Officer hereby represents and warrants to the Company as follows:

                     (i) The Officer is purchasing the Shares for his own account for investment only, and not for resale or with a view to the distribution thereof.

                     (ii) The Officer has had such an opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

                     (iii) The Officer has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

                     (iv) The Officer can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

                     (v) The Officer understands that the Shares are not registered under the Act or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirements thereof).

     Section 3. REPURCHASE OPTION.

                3.1 REPURCHASE OPTION. In the event of a Termination Event, the Company shall have the right and option (the "Repurchase Option") to repurchase all of the Non-Vested Shares at a repurchase price equal $.01 per Share. The Company may elect to exercise its Repurchase Option pursuant to the provisions of Section 3.2 below. In the event that the Company does not elect to exercise its Repurchase Option in accordance with Section 3.2, all of the Non-Vested Shares shall thereafter be deemed to be Vested Shares.

                3.2 EXERCISE OF REPURCHASE OPTION AND CLOSING. The Company may exercise the Repurchase Option by delivering or mailing to the Officer, in accordance with Section 8.6, written notice of its election to exercise within 45 days after the Termination Event. If and to the extent the Repurchase Option is not so exercised within such 45-day period, the Repurchase Option shall automatically expire and terminate effective upon the expiration of such 45-day period. The closing of any such repurchase of Non-Vested Shares shall be held at the principal office of the Company, or at such other location as the parties to such repurchase may mutually determine. At any such closing, the Company shall pay to the Officer and/or any holder of the Non-Vested Shares the aggregate repurchase price for the


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Non-Vested Shares to be purchased by certified or bank check. At such time, the
Officer and/or any holder of the Non-Vested Shares shall deliver to the Company the certificate or certificates representing the Non-Vested Shares so repurchased, duly endorsed for transfer, free and clear of any lien or encumbrances.

         Section 4. RESTRICTIONS ON TRANSFER OF SHARES. None of the Shares (whether Vested Shares or Unvested Shares) now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of this Section 4. In connection with any transfer of Shares, the Company may require an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including without limitation, the Act). Any attempted disposition of Shares not in accordance with the terms and conditions of this Section 4 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares. Subject to the foregoing general provisions, the Unvested Shares may only be transferred pursuant to the following specific terms and conditions:

                    (a) TRANSFERS TO PERMITTED TRANSFEREES. The Officer may sell, assign, transfer or give away any or all of the Unvested Shares to Permitted Transferees; provided, however, that such Permitted Transferee(s) shall, as a condition to any such transfer, agree to be subject to the provisions of this Agreement (including without limitation, the provisions of Section 3 and this Section 4) and shall have delivered a written acknowledgment to that effect to the Company.

                    (b) TRANSFERS UPON DEATH. Upon the death of the Officer, the Unvested Shares held by the Officer may be transferred and distributed by will or other instrument taking effect at his death or by the laws of descent and distribution to the Officer's estate, executors, administrators and personal representatives, and then to the Officer's heirs, legatees or distributees whether or not such heirs, legatees or distributees are Permitted Transferees; provided, however, that any such transferees shall be subject to the provisions of this Section 4.

         Section 5. LEGEND. Any certificate(s) representing the Shares shall carry the following legends:


               THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING REPURCHASE AND RESTRICTIONS AGAINST TRANSFERS)


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

               CONTAINED IN A CERTAIN STOCK PURCHASE AND RESTRICTION AGREEMENT DATED MAY 19, 1998 BETWEEN ALPHA-BETA TECHNOLOGY, INC. (THE "COMPANY") AND JOSEPH M. GRIMM (COPIES OF WHICH ARE AVAILABLE AT THE OFFICES OF THE COMPANY FOR EXAMINATION).

         and

               THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION.

         Section 6. ESCROW. In order to more effectively carry out the provisions of Sections 3 and 4 of this Agreement, the Company shall hold the Shares in escrow together with separate stock powers executed by the Officer in blank for transfer. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. If the Company exercises the Repurchase Option, the Company is hereby authorized by the Officer to date and complete the stock powers necessary for the transfer to the Company of the Shares it has duly elected to purchase and to transfer the Shares being purchased to the Company. At such time as any Vested Shares are transferred pursuant to the terms of this Agreement, the Company shall, at the written request of the Officer, deliver to the Officer (or his proposed transferee) a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section 6. All Shares which remain in escrow upon the termination of this Agreement shall then be delivered to the Officer and/or the record holders of such Shares. The right to vote the Shares and to receive cash dividends on the Shares shall remain in the Officer and any transferee of the Officer pursuant to the terms of this Agreement unless and until the Shares are purchased by the Company pursuant to the Repurchase Option.

         Section 7. WITHHOLDING TAXES. The Officer has agreed to elect to recognize ordinary income in the year of acquisition of the Shares in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended. In connection therewith, the Company hereby agrees to loan the Officer an amount up to $57,862.00 representing the amount of income taxes incurred by the Officer in connection with the purchase of the Shares. The Officer shall (i) apply the proceeds of such loan to all withholding or other taxes determined to be due in connection with the purchase of the Shares, and (ii) execute a promissory note (the "Note") in favor of the Company in the form attached hereto as EXHIBIT A on the date hereof. In addition to the foregoing, the Officer acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Officer, or from the Shares held pursuant to Section 6 hereof, any other federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Officer.



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     Section 8. MISCELLANEOUS PROVISIONS.

           8.1 EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

           8.2 CHANGE AND MODIFICATIONS. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Officer.

           8.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

           8.4 HEADINGS. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

           8.5 SAVING CLAUSE. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

           8.6 NOTICES. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Officer shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Officer shall be addressed to the address furnished by such holder to the Company.

           8.7 BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

           8.8 STOCK SPLIT, STOCK DIVIDEND, ETC. The provisions of this Agreement shall be adjusted appropriately in the event of a stock split, stock dividend, recapitalization or other similar event of the Company.


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     IN WITNESS WHEREOF, the Company and the Officer have executed this
Agreement as of the date first above written.


                                       ALPHA-BETA TECHNOLOGY, INC.
                                       One Innovation Drive
                                       Worcester, MA  01605


                                       By: /s/ Spiros Jamas
                                           -------------------------------------
                                       Name:  Spiros Jamas
                                       Title: President and Chief Executive
                                              Officer


                                       OFFICER


                                       /s/ Jospeh M. Grimm
                                       -----------------------------------------
                                       Joseph M. Grimm



                                       Address:
                                       --------

                                           P.O. Box 1735
                                           Cotuit, MA 02635


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                                                                       EXHIBIT A





                           [Form of Promissory Note]




                                                                    May __, 1998


         FOR VALUE RECEIVED, the undersigned, Joseph M. Grimm with an address of 1109 Main Street, Cotuit, Massachusetts 02635 (the "Debtor"), hereby promises to pay to the order of Alpha-Beta Technology, Inc., a Massachusetts corporation (the "Payee"), in lawful money of the United States of America in immediately available funds, at the offices of the Payee located at One Innovation Drive, Worcester, Massachusetts 01605 on January 12, 2001, the principal sum of ___________ DOLLARS ($________) or such lesser amount as shall equal the principal amount of advances outstanding from the Payee to the Debtor pursuant to Section 7 of that certain Stock Purchase and Restriction Agreement, dated as of May __, 1998 (the "Agreement"), by and between the Payee and the Debtor, with interest at the rate of 5.43% per annum, compounded semi-annually on the outstanding balance.

         Interest shall be payable on each of January 12, 1999, January 12, 2000 and January 12, 2001.

         Upon the occurrence of a Termination Event (as defined in the Agreement), the outstanding balance of and accrued interest on this Note shall become immediately due and payable.

         This Note is subject to the terms and conditions set forth in that certain Letter Agreement, dated as of the date hereof, by and between the Payee and the Debtor.

         The debtor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         This Note shall be construed in accordance with and be governed by the laws of The Commonwealth of Massachusetts.



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         IN WITNESS WHEREOF, the undersigned has executed this Note on the date first set forth above.



                                                 --------------------------
                                                 Joseph M. Grimm






                                       A-2